EXHIBIT 31i.2
I, Timothy C. Barabe, certify that:
1.	I have reviewed this Quarterly Report on Form 10-Q/A for the period ended June 30, 2006 of Human Genome Sciences, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Timothy C. Barabe
Timothy C. Barabe
Chief Financial Officer and Senior Vice President (Principal Financial Officer)

Dated: September 27, 2007